CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 29, 2010, with respect to the financial statements of The KEYW Holding Corporation contained in the Prospectus (File No. 333-167608), filed on September 30, 2010, which is incorporated by reference in this Registration Statement on Form S-8.  We consent to the incorporation by reference of the aforementioned report in this Registration Statement on Form S-8, and to the use of our name as it appears under the caption "Experts" in such Prospectus.

/s/ Grant Thornton LLP

Baltimore, Maryland
October 28, 2010